Exhibit 10.1

KOPPERS HOLDINGS INC.

BENEFIT RESTORATION PLAN

KOPPERS HOLDINGS INC.

BENEFIT RESTORATION PLAN

ARTICLE I
Purpose	Page 3

ARTICLE II
Definitions	Page 3

ARTICLE III
Eligibility and Participation	Page 6

ARTICLE IV
Company Contributions and Vesting; Investment Earnings	Page 7

ARTICLE V
Distributions	Page 8

ARTICLE VI
Administration	Page 9

ARTICLE VII
Amendment and Termination	Page 10

ARTICLE VIII
Unfunded Status	Page 11

ARTICLE IX
Claims	Page 11

ARTICLE X
General Conditions	Page 13

KOPPERS HOLDINGS INC.

BENEFIT RESTORATION PLAN

ARTICLE I

Establishment and Purpose

Koppers Holdings Inc. (the “Company”) hereby establishes the Koppers Holdings Inc. Benefit Restoration Plan (the “Plan”), effective January 1, 2007 (the “Effective Date”). The purpose of the Plan is to restore employer non-elective contributions lost to participants under the Employee Savings Plan for Koppers Inc. and Subsidiaries (the “Employee Savings Plan”) as a result of the limit on compensation imposed by Code Section 401(a)(17).

The Plan is not intended to meet the qualification requirements of Code Section 401(a) of the Code, but is intended to comply with Code Section 409A and other relevant provisions of the Act, and to be an unfunded arrangement providing deferred compensation to eligible employees who are part of a select group of management or highly compensated employees of the Company and/or its subsidiaries within the meaning of Sections 201, 301 and 401 of ERISA. The Plan is intended to be exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA as a “top hat” plan, and to be eligible for the alternative method of compliance for reporting and disclosure available for unfunded “top hat” plans.

ARTICLE II

Definitions

2.1	Account. Account means a bookkeeping account maintained by the Company to record Company Contributions, Investment Earnings, distributions, and such other transactions, if any, that may be required to properly administer the Plan. An Account shall be utilized solely as a device for the measurement of the value of the Account Balance to be paid to the Participant under the Plan. The Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and amounts credited thereto shall not be considered “plan assets” for federal income tax or ERISA purposes.

2.2	Account Balance. Account Balance means the total value of a Participant’s Account as of a specific date, taking into account the value of all distributions from that Account.

2.3	Act. Act means the American Jobs Creation Act of 2004, as amended, and the Treasury regulations promulgated thereunder.

2.4	Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant to receive benefits to which a Beneficiary is entitled in accordance with provisions of the Plan. The Participant’s spouse, if living, otherwise the Participant’s estate, shall be the Beneficiary if:

(a)	the Participant has not designated a natural person or trust as Beneficiary, or

(b)	the designated Beneficiary(ies) has/have all predeceased the Participant.

KOPPERS HOLDINGS INC.

BENEFIT RESTORATION PLAN

2.5	Change in Control. Change in Control means the first to occur of any of the following events:

(a)	a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a “person” within the meaning of Sections 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan’s related trust), become(s) the “beneficial owner” (as defined in Rule 13d-3 under the Act) of fifty percent (50%) or more of the then outstanding voting stock of the Company;

(b)	during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company (together with any new board member whose election by the Company’s board or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the board members then still in office who either were board members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board members then in office;

(c)	all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the Corporation’s stockholders immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company);

(d)	the closing of the sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company; or

(e)	the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than twenty percent (20%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the board does not recommend such stockholders to accept.

The foregoing definition shall be amended if required by the Act or applicable Internal Revenue Service guidance.

2.6	Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.7	Company. Company means Koppers Holdings Inc. and any successor corporation.

2.8	Company Contributions. Company Contributions means all contributions made by the Company with respect to a Participant pursuant to Section 4.1 of the Plan.

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BENEFIT RESTORATION PLAN

2.9	Death Benefit. Death Benefit means a distribution of the total amount of the Participant’s Account Balance on account of the Participant’s death.

2.10	Committee. Committee means the Management Development and Compensation Committee of the board of directors of the Company.

2.11	Disability. Disability means that a Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer. The determination of the existence of a Disability shall be made by the Plan Administrator in accordance with the Act.

2.12	Disability Benefit. Disability Benefit means a distribution of the total amount of the Participant’s Account Balance on account of the Participant’s Disability.

2.13	Eligible Employee. Eligible Employee means an Employee who is part of a select group of management or highly compensated employees of the Company and any Participating Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and who is selected by the Committee to participate in the Plan.

2.14	Employee. Employee means a salaried employee of the Company or a Participating Employer who is eligible to participate in the Employee Savings Plan.

2.15	ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.16	Investment Earnings. Investment Earnings shall have the meaning described in Section 4.2 of the Plan.

2.17	Misconduct. Misconduct means the commission of any act of fraud, embezzlement or dishonesty by a Participant, any unauthorized use or disclosure by a Participant of confidential information or trade secrets of the Company or any Participating Employer (or any parent or subsidiary thereof), or any other intentional misconduct by a Participant adversely affecting the business or affairs of the Company or any Participating Employer (or any parent or subsidiary thereof) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company or any Participating Employer (or any parent or subsidiary thereof) to discharge or dismiss a Participant or any other person in the service of the Company or any Participating Employer (or any parent or subsidiary thereof) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

KOPPERS HOLDINGS INC.

BENEFIT RESTORATION PLAN

2.18	Participant. Participant means an Eligible Employee who receives a Company Contribution under the Plan. A Participant’s continued participation in the Plan shall be governed by Section 3.2 of the Plan.

2.19	Participating Employer. Participating Employer means a subsidiary or affiliate of the Company that has adopted the Plan for Eligible Employees that it employs and that assumes responsibility for payment of benefits to its Participant Employees in accordance with the terms of the Plan. “Employer(s)” shall mean the Company and all Participating Employers when the context so requires.

2.20	Plan. Plan means the Koppers Holdings Inc. Benefit Restoration Plan as documented herein and as may be amended from time to time hereafter.

2.21	Plan Administrator. Plan Administrator means the Committee.

2.22	Plan Year. Plan Year means January 1 through December 31.

2.23	Separation from Service. Separation from Service means a Participant’s termination of employment with the Company, including for this purpose all Participating Employers, for any reason. Whether a Separation from Service has occurred will be subject to Treasury regulations promulgated under the Act.

2.24	Termination Benefit. Termination Benefit means a payment by the Company or Participating Employer of a Participant’s Account Balance to the Participant in the event of such Participant’s Separation from Service other than an involuntary termination for Misconduct, in accordance with Article V of the Plan.

2.25	Valuation Date. Valuation Date shall mean each business day except as specified below. A Termination Benefit’s Valuation Date shall be the last business day of the month in which the Participant’s Separation from Service occurs; provided that in the case of a Termination Benefit distribution to a “key employee” described in Section 5.7, the Valuation Date shall be the last business day of the month following the date which is six months after such Participant’s Separation from Service. The Valuation Date for a Disability Benefit shall be the last business day of the month in which the Plan Administrator determines that the Participant is Disabled. The Valuation Date for a Death Benefit shall be the last business day of the month in which the Participant’s death occurs. The Valuation Date for a Change in Control shall be the last business day of the month in which a Participant’s Separation from Service occurs within two years of the Change in Control. For purposes of calculating the amount of an installment payment, the Valuation Date shall be the anniversary of the Valuation Date on which such installment payments commenced.

ARTICLE III

Eligibility and Participation

3.1	Eligibility and Participation. Each Eligible Employee shall be eligible to participate in this Plan.

KOPPERS HOLDINGS INC.

BENEFIT RESTORATION PLAN

3.2	Duration. Once an Employee becomes a Participant, such Employee shall continue to be a Participant so long as he or she is entitled to receive benefits hereunder, notwithstanding any subsequent Separation from Service. A Participant who is no longer an Eligible Employee but continues to be employed by the Company or a Participating Employer may exercise all of the rights of a Participant under the Plan with respect to his or her Account. On and after a Separation from Service, a Participant shall remain a Participant as long as his or her Account is greater than zero. An individual shall cease participation in the Plan when all benefits under the Plan to which he or she is entitled have been paid.

3.3	Revocation of Future Participation. Notwithstanding any provision of the Plan to the contrary, the Committee may revoke a Participant’s eligibility to receive future Company Contributions under this Plan. Such revocation will not affect in any manner a Participant’s Account or other terms of this Plan.

3.4	Notification. Each newly Eligible Employee shall be notified by the Plan Administrator, in writing, of his or her eligibility to participate in this Plan.

ARTICLE IV

Company Contributions and Vesting; Investment Earnings

4.1	Company Contributions and Vesting.

(a)	Company Contributions. For each Plan Year, the Company will credit the Account of a Participant with a Company Contribution equal to the difference between (a) the amount of the employer non-elective contribution the Participant would have received under the Employee Savings Plan for such year but for the compensation limit imposed under Code Section 401(a)(17) and (b) the amount of the employer non-elective contribution the Participant actually receives under the Employee Savings Plan for such year. The credit will be effective as of the date employer non-elective contributions are made to the Employee Savings Plan with respect to such Plan Year, unless the Committee specifies a different crediting date.

(b)	Vesting. Company Contributions and the Investment Earnings thereon shall vest in accordance with the vesting schedule that applies to employer non-elective contributions under the Employee Savings Plan, unless a separate vesting schedule is determined by the Committee; provided that all Company Contributions shall become 100% vested upon the occurrence of the earliest of: (a) attainment of age 65; (b) death of the Participant; (c) Disability of the Participant; or (d) Change in Control.

4.2	Investment Earnings.

(a)	Interest Rate. A Participant’s Account shall be credited with Investment Earnings based on an interest rate determined by the Committee for the Plan Year for

KOPPERS HOLDINGS INC.

BENEFIT RESTORATION PLAN

which it is to be used that is equal to the sum of (a) the Moody’s Corporate Bond Yield Average, which shall be equal to the average of the Moody’s Corporate AAA, AA, A and BAA Bond Yield Averages published as of December 31 immediately preceding the Plan Year for which the rate is to be used, and (b) an interest rate, if any, determined by the Committee in its sole discretion, which interest rate may be zero for any Plan Year.

(b)	No Obligation to Invest. The Company shall have the sole and exclusive authority to invest (or not invest) any or all amounts credited to a Participant’s Account under the Plan. The rate specified in (a) above shall be used solely for purposes of determining the value of a Participant’s Account and the amount of the corresponding liability of the Company in accordance with this Plan.

ARTICLE V

Distributions

5.1	Termination Benefit Distribution. When the Participant experiences a Separation from Service other than an involuntary termination for Misconduct, a Termination Benefit will be paid to such Participant in five annual installments. The first such installment will be paid by the Company or Participating Employer as soon as administratively practicable following the Valuation Date. Such payments shall continue annually on or about the anniversary of the previous installment payment until five installment payments have been paid. The installment payment amount shall be determined annually as the result of a calculation, performed on the annual Valuation Date, where (i) is divided by (ii) and

(i)	equals the value of the applicable Account on the annual Valuation Date; and

(ii)	equals the remaining number of installment payments.

5.2	Small Account Balance Lump Sum Payment. Notwithstanding any provision of the Plan to the contrary, in the event that a Participant’s Account Balance on the Termination Benefit Valuation Date is less than $25,000, the Termination Benefit shall be paid in a single lump sum as soon as practicable following the Valuation Date.

5.3	Disability Benefit. In the event a Participant suffers a Disability, a Disability Benefit in the amount of the Participant’s Account Balance shall be paid in a single lump sum as soon as administratively practicable following the Valuation Date.

5.4	Death Benefit. In the event of a Participant’s death either before Separation from Service or before complete distribution the Participant’s Termination Benefit, such Participant’s Beneficiary, named on the most recently filed Beneficiary Designation Form, shall be paid a Death Benefit in the amount of the Participant’s remaining Account Balance in a single lump sum as soon as practicable following the Valuation Date.

5.5	Domestic Relations Order. Notwithstanding any provision of this Plan to the contrary, the Plan Administrator shall divide a Participant’s Account with and distribute a portion of such Participant’s Account to one or more “alternate payees” at the time and in the manner specified in a domestic relations order determined by the Plan Administrator to be “qualified” within the meaning of Code Section 414(p)(1)(B).

KOPPERS HOLDINGS INC.

BENEFIT RESTORATION PLAN

5.6	Change in Control. In the event a Participant shall have a Separation from Service within two (2) years following a Change in Control, such Participant shall receive his or her Account Balance in a single lump sum paid as soon as administratively practicable following the Valuation Date. This Section 5.8 shall only be effective to the extent permissible under the Act and applicable Internal Revenue Service guidance.

5.7	Deferred Commencement. Notwithstanding any provision to the contrary in this Article V or any other article of this Plan, no distribution in connection with the Separation from Service by a Participant who is at that time deemed to be a “key employee” within the meaning of that term under Code Section 416(i) shall be made or otherwise commence prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of such Separation from Service or (ii) the date of the Participant’s death.

5.8	Forfeiture. The Account Balance of a Participant whose employment with the Company or a Participating Employer is involuntarily terminated for Misconduct, as determined in the sole discretion of the Committee, shall be forfeited as of the date of such termination.

ARTICLE VI

Administration

6.1	Plan Administration. This Plan shall be administered by the Plan Administrator, which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Plan Administrator and resolved in accordance with the claims procedures in Article IX.

6.2	Withholding. The Employer shall have the right to withhold from any payment made under the Plan any taxes required by law to be withheld in respect of such payment.

6.3	Indemnification. The Company shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which is delegated duties, responsibilities, and authority with respect to administration of the Plan, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Company. Notwithstanding the foregoing, the Company shall not indemnify any person or organization if his or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise.

KOPPERS HOLDINGS INC.

BENEFIT RESTORATION PLAN

6.4	Expenses. The expenses of administering the Plan shall be paid by the Company.

6.5	Delegation of Authority. In the administration of this Plan, the Plan Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be legal counsel to the Company.

6.6	Binding Decisions or Actions. The decision or action of the Plan Administrator in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

ARTICLE VII

Amendment and Termination

7.1	Amendment and Termination. The Committee may, with the approval of the board of directors of the Company, at any time modify, amend, or terminate the Plan, provided that such modification, amendment or termination shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any Participant accrued (and any form of payment elected) as of the date of any such modification, amendment, or termination, without the consent of the Participant. Upon Plan termination the balance credited to each Participant’s Account shall become due and payable in accordance with the vesting and distribution provisions of the Plan in effect immediately prior to such termination.

7.2	Adverse Income Tax Determination. Notwithstanding anything to the contrary in the Plan, if any Participant receives a deficiency notice from the United States Internal Revenue Service asserting constructive receipt of amounts payable under the Plan, or if legislation is passed which would cause current income taxation of deferred amounts, Company contributions, and/or the investment earnings attributed thereto in the event the Plan contains unauthorized acceleration of benefits or any other Plan provision, the Committee, in its sole discretion, may terminate the Plan or such Participant’s participation in the Plan, and/or may declare null and void any Plan provision with respect to all or those affected Participants, and/or may make distributions(s) to Participants in such amounts as are determined by the Plan Administrator to be equal to amounts found to be taxable to the Participant. In addition, it is intended that this Plan comply with all provisions of the Code and regulations and rulings in effect from time to time regarding the permissible deferral of compensation and taxes thereon, and it is understood that this Plan does so comply. If the laws of the United States or of any relevant state are amended or construed in such a way as to make this Plan (or its intended deferral of compensation and taxes) in whole or in part void, then the Committee, in its sole discretion, may choose to terminate the Plan or it may (to the extent it deems practicable) give effect to the Plan in such a manner as it deems will best carry out the purposes and intentions of this Plan.

KOPPERS HOLDINGS INC.

BENEFIT RESTORATION PLAN

ARTICLE VIII

Unfunded Status

8.1	General Assets. All benefits in respect of a Participant under this Plan shall be paid directly from the general funds of the Employer, or a Rabbi Trust created by the Company and funded by the Employers for the purpose of informally funding the Plan, and other than such Rabbi Trust, if created, no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in or to any investments which an Employer may make to aid the Employer in meeting its obligation hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Employer or any if its subsidiaries or affiliated companies and any Employee, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments from the Employer hereunder, such rights are no greater than the right of an unsecured general creditor of the Employer.

8.2	Rabbi Trust. The Company may, at its sole discretion, establish a grantor trust, commonly known as a Rabbi Trust, as a vehicle for accumulating the assets needed to pay the promised benefit, but the Company shall be under no obligation to establish any such trust or any other informal funding vehicle.

ARTICLE IX

Claims

9.1	Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed with the Plan Administrator which shall make all determinations concerning such claim. Any decision by the Plan Administrator denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim (“Claimant”). Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan document shall be cited and, where appropriate, an explanation as to how the Claimant can perfect the claim will be provided, including a description of any additional material or information necessary to complete the claim, and an explanation of why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review. This notice of denial of benefits will be provided within 90 days of the Plan Administrator’s receipt of the Claimant’s claim for benefits. If the Plan Administrator fails to notify the Claimant of its decision regarding the Claimant’s claim, the claim shall be considered denied, and the Claimant shall then be permitted to proceed with an appeal as provided in this Article. If the Plan Administrator determines that it needs additional time to review the claim, the Plan Administrator will provide the Claimant with a notice of the extension before the end of the initial 90-day period. The extension will not be more than 90 days from the end of the initial 90-day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Plan Administrator expects to make a decision.

KOPPERS HOLDINGS INC.

BENEFIT RESTORATION PLAN

9.2	Appeal. A Claimant who has been completely or partially denied a benefit shall be entitled to appeal this denial of his claim by filing a written appeal with the Committee no later than sixty (60) days after: (a) receipt of the written notification of such claim denial, or (b) the lapse of ninety (90) days without an announced decision notice of extension. A Claimant who timely requests a review of his or her denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relevant to the claim to the Committee. The Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal. Following its review of any additional information submitted by the Claimant, the Committee shall render a decision on its review of the denied claim in the following manner:

(a)	The Committee shall make its decision regarding the merits of the denied claim within 60 days following His receipt of the appeal (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). It shall deliver the decision to the Claimant in writing. If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render the determination on review.

(b)	The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

(c)	The decision on review shall set forth a specific reason for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

(d)	The decision on review will include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant to the Claimant’s claim for benefits.

(e)	The decision on review will include a statement describing any voluntary appeal procedures offered by the plan and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

(f)	A Claimant may not bring any legal action relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures.

KOPPERS HOLDINGS INC.

BENEFIT RESTORATION PLAN

ARTICLE X

General Conditions

10.1	Anti-assignment Rule. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary.

10.2	No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Company or any of its subsidiaries or affiliated companies. The right and power of the Company (or any of its subsidiaries or affiliated companies that is the Employee’s employer) to dismiss or discharge an Employee is expressly reserved.

10.3	No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee and the Company or any of its subsidiaries or affiliated companies.

10.4	Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

10.5	Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan Administrator may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

10.6	Governing Law. To the extent not preempted by ERISA, the laws of the Commonwealth of Pennsylvania shall govern the construction and administration of the Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted, effective as of the Effective Date.

KOPPERS HOLDINGS INC.

By:

Its:

ATTEST:
PARTICIPATING EMPLOYERS
Koppers Inc.